Exhibit 99.1

Assembly Biosciences Announces Changes to Senior Leadership Team

SAN FRANCISCO, May 2, 2019 – Assembly Biosciences, Inc. (NASDAQ: ASMB), a clinical-stage biotechnology company developing innovative therapeutics targeting hepatitis B virus (HBV) and diseases associated with the microbiome, today announced the appointment of David R. Houck, Ph.D., as Senior Vice President Product Development and Portfolio Management, and the departure of Graham Cooper, Chief Financial Officer and Chief Operating Officer.

“As Assembly’s pipeline of novel core inhibitors for HBV and rationally-designed live biotherapeutics from the microbiome platform continue to mature, we are delighted to welcome David to the Company. His decades of experience in pharmaceutical development will provide important insight over the coming years,” said Derek Small, President and Chief Executive Officer of Assembly. “With the additions of David and Steve Knox, our recently announced Senior Vice President of Clinical Development, we continue to strengthen our leadership team with experienced drug developers who have the necessary skills to advance our clinical candidates for patients.”

“I am pleased to join Assembly at this exciting time. Our HBV portfolio of core inhibitors has a promising lead candidate in ABI-H0731 with a clear global development path and next-generation core inhibitors candidates that are following close behind,” said Dr. Houck. “We also recently initiated the first clinical study with ABI-M201 from our microbiome platform, and we look forward to selecting additional candidates for potential future clinical development.”

Dr. Houck has more than 35 years of experience in the pharmaceutical and biotechnology industries, from drug discovery through submission of Investigational New Drug applications and New Drug Applications for both small molecules and biologics, with particular experience in anti-infective agents including Hepatitis C virus and HIV. Throughout his career, Dr. Houck has been responsible for product development, including nonclinical development, manufacturing and quality control. Additionally, he has had extensive interaction with various regulatory agencies, including the U.S. Food and Drug Administration and the European Medicines Agency. Prior to Assembly, Dr. Houck was Chief Development Officer at Aptinyx, and before that was Vice President of Drug Development and Quality at Naurex. Previously, Dr. Houck served as Chief Executive Officer at Pharmakey LLC, a provider of regulatory, chemistry, manufacturing and controls (CMC), nonclinical, and translational medicine services to biopharmaceutical companies. Earlier in his career, he held senior positions at Merck & Co., Sterling Winthrop, Sanofi, OSI Pharmaceuticals, and SCYNEXIS. Dr. Houck received a B.S. from Alma College, an M.S. from Purdue University, a Ph.D. in chemistry from Ohio State University, and served as a postdoctoral fellow at the Los Alamos National Laboratory.

The Company also announced that Graham Cooper is leaving to pursue other interests. The Company has initiated a search for a new Chief Financial Officer, and Michael Samar, Assembly’s Vice President Finance and Business Operations, has been appointed to serve as principal accounting officer and has assumed certain of Mr. Cooper’s responsibilities.

Mr. Small stated, “On behalf of the entire organization, I would like to thank Graham for his contributions over the past year, and we all wish him luck in his next endeavors.”

Forward-Looking Statements
The information in this press release contains forward-looking statements regarding future events, including statements about the clinical and therapeutic potential of core inhibitors and the global development path of our product candidates. Certain forward-looking statements may be identified by reference to a future period or by use of forward-looking terminology such as “will” and “potential.” Assembly intends such forward-looking statements to be covered by the safe harbor provisions contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. More information about the risks and uncertainties faced by Assembly are more fully detailed under the heading “Risk Factors” in Assembly's Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission. Except as required by law, Assembly assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts
Assembly Biosciences, Inc.
Investors:
Lauren Glaser

Vice President Investor Relations and Corporate Affairs

(415) 521-3828
lglaser@assemblybio.com